CERTIFICATE OF EXCHANGE

OF SHARES OF COMMON STOCK OF

CORNING NATURAL GAS CORPORATION

FOR SHARES OF COMMON STOCK OF

CORNING NATURAL GAS HOLDING CORPORATION

(Under Section 913 of the New York Business Corporation Law)

The undersigned Michael I. German and Stanley G. Sleve, as the President and Secretary, respectively, of Corning Natural Gas Corporation and Corning Natural Gas Holding Corporation, hereby certify as follows:

1. The name of the acquiring corporation is Corning Natural Gas Holding Corporation (the "Acquiring Corporation").

2. The name of the subject corporation is Corning Natural Gas Corporation (the "Subject Corporation"). The name under which the subject corporation was initially formed was "Crystal City Gas Company."

3. The designation and number of outstanding shares of capital stock of the Subject Corporation as of September 24, 2013 are as follows:

Common Stock, par value $5.00 per share, of which 2,262,654 shares were outstanding; and

Preferred Stock, par value $5.00 per share, of which no shares were outstanding.

The number of shares outstanding set forth in this paragraph is subject to change prior to the Effective Date (as defined below) to the extent that the Subject Corporation issues additional shares of Common Stock of the Subject Corporation, including pursuant to options or other rights to acquire such shares.

4. The designation and number of outstanding shares of capital stock of the Acquiring Corporation as of November 1, 2013 are as follows:

Common Stock, par value $0.01 per share, of which 100 shares were outstanding; and

Preferred Stock, par value $0.01 per share, of which no shares were outstanding.

5. The effective date of the share exchange shall be the date of filing of this Certificate of Exchange by the New York Department of State (the "Effective Date").

6. The Subject Corporation was incorporated by the filing of its certificate of incorporation with the New York Department of State on August 30, 1904.

7. The Acquiring Corporation was incorporated by the filing of its certificate of incorporation with the New York Department of State on July 19, 2013.

8. The Acquiring Corporation shall acquire each share of Common Stock, par value $5.00 per share, of the Subject Corporation outstanding on the Effective Date in exchange for one share of the Common Stock, par value $0.01 per share.

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9. The share exchange and the Agreement and Plan of Share Exchange were approved by the Board of Directors of the Subject Company on June 18, 2013, and by the holders of at least two-thirds of the outstanding shares of Common Stock of the Subject Company at a meeting duly called and held on November 6, 2013.

10. The share exchange and the Agreement and Plan of Share Exchange was approved by the unanimous written consent of the Board of Directors of the Acquiring Corporation on July 19, 2013, and by the written consent of its sole shareholder on July 19, 2013.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have signed this Certificate of Exchange and hereby affirm under penalty of perjury that its contents are true on this 6th day of November, 2013.

ACQUIRING CORPORATION:

Corning Natural Gas Holding Corporation

By: /s/ Michael I German

Michael I. German

President and CEO

Attest:

/s/ Stanley G. Sleve

Stanley G. Sleve

Vice President and Corporate Secretary

SUBJECT CORPORATION:

Corning Natural Gas Corporation

By: /s/ Michael I German

Michael I. German

President and CEO

Attest:

/s/ Stanley G. Sleve

Stanley G. Sleve

Vice President and Corporate Secretary

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STATE OF NEW YORK

PUBLIC SERVICE COMMISSION

Albany, New York,

November 8, 2013

Case No. 12-G-0141: Petition of Corning Natural Gas Corporation for Authority to Form a Holding Company and for Approval of Certain Related Transactions

Case No. 11-G-0417: Joint Petition of Corning Natural Gas Corporation and Mirabito Holdings, Inc. for Approval, Pursuant to Section 70 of the Public Service Law, of Stock Acquisition.

Order Adopting Terms of a Joint Proposal and Approving Formation of a Holding Company, with Modifications and Conditions, issued and effective May 17, 2013

The Public Service Commission hereby consents and approves, pursuant to Section 108 of the Public Service Law, the attached Certificate of Exchange of Shares of Common Stock of Corning Natural Gas Corporation for Shares Of Common Stock of Corning Natural Gas Holding Corporation under Section 913 of the New York Business Corporation Law, executed November 6, 2013, in accordance with the Order of the Public Service Commission issued and effective May 17, 2013, in the above captioned proceedings.

By the Commission

/s/ Kathleen H. Burgess

Kathleen H. Burgess

Secretary

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CERTIFICATE OF EXCHANGE

OF SHARES OF COMMON STOCK OF

CORNING NATURAL GAS CORPORATION

FOR SHARE OF COMMON STOCK OF

CORNING NATURAL GAS HOLDING CORPORATION

(Under Section 913 of the New York Business Corporation Law)

STATE OF NEW YORK

DEPARTMENT OF STATE

FILED NOV 12 2013

NIXON PEABODY LLP

677 Broadway, 10th Floor

Albany, New York 12207

(518)427-2650

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